Exhibit 99.1

(c) Copyright 2005, GSI Group Company Confidential Achieving GSI's Target Model Financial Overview Charles Winston CEO GSI Group

GSI Today GSI Group Key Disclosure Data Stats Sheet (US $000's) Revenue Q1 Q2 Q3 Q4 Fiscal Yr Q1 Q2 Revenue 74,853 $ 84,537 $ 90,671 $ 79,951 $ 330,012 $ 64,841 $ $ 66,850 COGS 45,113 49,019 53,573 48,868 196,573 41,893 39,168 Gross Margin 40% 42% 41% 39% 40% 35% 41% R&D expenses 4,759 6,002 6,562 6,652 23,975 6,460 6,368 % of revenues 6% 7% 7% 8% 7% 10% 10% SG&A expenses 13,484 14,527 15,627 13,617 57,256 15,380 15,098 % of revenues 18% 17% 17% 17% 17% 24% 23% Operating income 9,948 13,295 8,654 45,294 (841) 4,564 % of revenues 13% 16% 15% 11% 14% -1% 7% Net Income 8,939 11,814 12,123 8,595 41,471 110 3,125 EPS 0.21 $ 0.28 $ 0.29 $ 0.21 $ 0.98 $ - $ 0.07 $ Precision Motion Revenues 33,357 $ 41,854 $ 42,060 $ 35,456 $ 152,726 $ 33,985 $ 34,151 $ Operating income 5,093 8,385 5,687 3,870 23,035 3,297 4,872 Gross Margins 34% 40% 37% 35% 37% 37% 42% Systems Revenues 34,439 $ 36,720 $ 41,217 $ 35,786 $ 148,161 $ 22,004 $ 23,711 $ Operating income 9,693 9,950 11,913 9,289 40,846 1,623 3,146 Gross Margins 45% 43% 44% 43% 44% 35% 39% Laser Revenues 11,566 $ 11,677 $ 11, 648 $ 11,801 $ 46,692 $ 10,261 $ 11,426 $ Operating income 204 496 530 287 1,517 (711) 803 Gross Margins 28% 31% 31% 30% 30% 25% 36% 2004 2005

Actuals vs. Target Q2 '04 Q2 '05 Target Revenue $85M $67M $80M Gross Margins 42% 41% 45% R&D 7% 10% 9% SG&A 17% 23% 17% Op. Income 16% 7% 17%

Divisional Margin Progress GSI Group Key Disclosure Data Stats Sheet (US $000's) Revenue Q1 Q2 Q3 Q4 Fiscal Yr Q1 Q2 Revenue 74,853 $ 84,537 $ 90,671 $ 79,951 $ 330,012 $ 64,841 $ 66,850 COGS 45,113 49,019 53,573 48,868 196,573 41,893 39,168 Gross Margin 40% 42% 41% 39% 40% 35% 41% R&D expenses 4,759 6,002 6,562 6,652 23,975 6,460 6,368 % of revenues 6% 7% 7% 8% 7% 10% 10% SG&A expenses 13,484 14,527 15,627 13,617 57,256 15,380 15,098 % of revenues 18% 17% 17% 17% 17% 24% 23% Operating income 9,948 13,295 8,654 45,294 (841) 4,564 % of revenues 13% 16% 15% 11% 14% -1% 7% Net Income 8,939 11,814 12,123 8,595 41,471 110 3,125 EPS 0.21 $ 0.28 $ 0.29 $ 0.21 $ 0.98 $ - $ 0.07 $ Precision Motion Revenues 33,357 $ 41,854 $ 42,060 $ 35,456 $ 152,726 $ 33,985 $ 34,151 $ Operating income 5,093 8,385 5,687 3,870 23,035 3,297 4,872 Gross Margins 34% 40% 37% 35% 37% 37% 42% Systems Revenues 34,439 $ 36,720 $ 41,217 $ 35,786 $ 148,161 $ 22,004 $ 23,711 $ Operating income 9,693 9,950 11,913 9,289 40,846 1,623 3,146 Gross Margins 45% 43% 44% 43% 44% 35% 39% Laser Revenues 11,566 $ 11,677 $ 11, 648 $ 11,801 $ 46,692 $ 10,261 $ 11,426 $ Operating income 204 496 530 287 1,517 (711) 803 Gross Margins 28% 31% 31% 30% 30% 25% 36% 2004 2005 13,397

Revenue Towards Targeted Model Semi Cycle Recovery Semi Market Share Gain Precision Motion Organic Growth Acquisition $67M/Q $80M/Q = $13m

Revenue Trends Laser Systems - Highly Cyclical 2003 2004 2005* $83M $147M $91M Precision Motion - Limited Cyclicality Not Closely Correlated to Semiconductor PCB Data Storage 2004 2005* $153M $136M *first half annualized

Gross Margin Improvements Volume Increases - Systems Driver Reduced Product Costs China (part sourcing & part manufacturing) Outsourcing sub-assemblies New product development that target higher margins Product re-design for cost reduction